SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2012

Date of Report (date of earliest event reported)

LEGEND OIL AND GAS LTD.

(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1420 5TH Ave., Suite 2200

Seattle, WA 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 274-5165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2012, James Vandeberg (“Mr. Vandeberg”) submitted his resignation as Chief Financial Officer of Legend Oil and Gas Ltd. (the “Company”), effective as of 9:00 a.m. PDT on June 30, 2012. Mr. Vandeberg will remain as Vice President, Secretary and Director of the Company. Mr. Vandeberg’s resignation as Chief Financial Officer does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company. Effective July 1, 2012, Mr. Vandeberg’s compensation will be reduced to $5,000 per month.

On June 22, 2012, the Board appointed Kyle Severson (“Mr. Severson”) to the position of Vice President and Chief Financial Officer, effective as of 9:00 a.m. PDT on June 30, 2012. Mr. Severson, age 41, is a professional accountant with 18 years of experience in the oil and gas industry. He joined the Company in November 2011 as Controller. Prior to that, he served as Controller for Argosy Energy Inc. from 2008 to 2011, and Accrete Energy Inc. from 2004 to 2008, both publicly traded entities on the Toronto Stock Exchange. Mr. Severson is a Certified Management Accountant, and holds a Bachelor of Commerce degree from Athabasca University and a Masters of Business Administration from the Haskayne School of Business.

There is no family relationship between Mr. Severson and any other director or officer of the Company. Mr. Severson’s compensation has been CA$140,000 and will be increased to CA$180,000 effective July 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2012	LEGEND OIL AND GAS LTD

	By:	/s/ Marshall Diamond-Goldberg
Marshall Diamond-Goldberg President

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